Exhibit 1.1

Alliant Techsystems Inc.

UNDERWRITING AGREEMENT

dated March 6, 2006

Banc of America Securities LLC

Underwriting Agreement

March 6, 2006

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

Introductory. Alliant Techsystems Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Banc of America Securities LLC (the “Underwriter”) $400 million principal amount of its 6.750% Senior Subordinated Notes due 2016 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule A hereto (the “Notes Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Securities are to be issued under an indenture between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) and a supplemental indenture, dated as of the Closing Date (as defined in Section 4 hereof), among the Company, the Notes Guarantors and Trustee (such indenture and supplemental indenture, collectively the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

In addition, the Company has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding $400.0 million aggregate principal amount of 8 ½% Senior Subordinated Notes due 2011 (the “8 ½% Notes”). The Company intends to finance the Tender Offer with a portion of the proceeds from the sale of the Securities as more fully described in the Prospectus (as defined in Section 1 hereof). The closing of the offering of the Securities as contemplated hereby is conditioned on the Company’s acceptance for purchase of the 8 ½% Notes validly tendered and not withdrawn on or prior to March 14, 2006.

1.                               Representations and Warranties. The Company and each Notes Guarantor, jointly and severally, represent and warrant to, and agree with, the Underwriter as of the date hereof that:

(a)                                  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333- 132178), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus included in the Registration Statement is hereafter called a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)                                 Compliance with Registration Requirements. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable;

(c)                                  Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time (with such time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(d)                                 Disclosure Package. The term “Disclosure Package” shall mean (i) the base prospectus, including any preliminary prospectus supplement, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto. As of 3:19 pm (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(e)                                  Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(g)                                 Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included in Schedule B hereto or the Registration Statement.

(h)                                 No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement other than in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)                                     Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or limited liability company power and authority necessary, as applicable, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(j)                                     Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be). The common stock conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of common stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(k)                                  The Securities. The Notes to be purchased by the Underwriter from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Notes Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Notes Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(l)                                     The Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(m)                               Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus;

(n)                                 None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(o)                                 Non-Contravention of Existing Instruments. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) under (“Default”) its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound (including, without limitation, the Company’s 8 ½ % Senior Subordinated Notes due 2011 or the related indenture, the Company’s 2.75% Convertible Senior Subordinated Securities due 2024 or the related indenture, the Company’s 3.00% Convertible Senior Subordinated Securities due 2024 or the related indenture and the Credit Agreement, dated as of March 31, 2004, among the Company, as borrower, Bank of America, N.A. (“BOA”), as Administrative Agent, the lenders party thereto, Credit Lyonnais New York Branch, as Syndication Agent, The Bank of New York, U.S. Bank National Association (“US Bank”), and National City Bank, as Co-Documentation Agents, Banc of America Securities LLC and Credit Lyonnais New York Branch, as Joint Lead Arrangers, and Banc of America Securities LLC, as Sole Bookrunning Manager, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 5, 2005 among the Company, the lenders party thereto, BOA as swing line lender, Bank of America, Calyon New York Branch (f/k/a Credit Lyonnais New York Branch), US Bank National Association and JPMorgan Chase Bank, N.A., as L/C Issuers, and BOA as administrative agent (collectively, the “Senior Credit Facility”), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii), for such breach, Default, Debt Repayment Triggering Event, or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                 No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD Inc. (the “NASD”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)                                 No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) such action, suit or proceeding would reasonably be expected to be determined adversely to the Company or such subsidiary, or any officer or director of, or property owned or leased by, the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect.

(r)                                    Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(s)                                  Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(t)                                    Preparation of Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Summary Selected Financial and Operating Data”, “Selected Consolidated Historical Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

The Company’s ratios of earnings to fixed charges set forth in the Preliminary Prospectus Supplement under the captions “Preliminary Prospectus Summary—Summary Selected Financial and Operating Data” and “Selected Consolidated Historical Financial Data” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act.

(u)                                 This Agreement has been duly authorized, executed and delivered by the Company and each Notes Guarantor.

(v)                                 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, copyrights, licenses and know-how (including trade secrets another unpatented and unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others which reasonably be expected to result in a Material Adverse Change.

(w)                               All Necessary Permits, etc. The Company and each subsidiary possess such material, valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, could have a Material Adverse Effect.

(x)                                   Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(t) above (or elsewhere in the Disclosure Package and the Prospectus), in each case, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (i) arise under the Senior Credit Facility, (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or (iii) could not reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as (i) are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or (ii) could not reasonably be expected to have a Material Adverse Effect.

(y)                                 Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or could not reasonably be expected to result have a Material Adverse Effect. The Company has made appropriate provisions in accordance with generally accepted accounting principles in the applicable financial statements referred to in Section 1(t) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(z)                                   Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(aa)                            Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(bb)                          No Restrictions on Dividends. Except as may be imposed by applicable law, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(cc)                            No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd)                          Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(ee)                            Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)                                No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)                          No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent,

employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(hh)                          No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)                                  Compliance with Environmental Laws.  Except as otherwise disclosed in the Disclosure Package and the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(jj)                                  Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)                            ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a material adverse effect on the Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(ll)                                  Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)                      Subsidiaries. The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(nn)                          Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

2.                               Purchase and Sale. The Company agrees to issue and sell to the Underwriter the Securities upon the terms but subject to the conditions herein set forth on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the aggregate principal amount of Securities set forth in the Introductory section of this Agreement. The purchase price per Security to be paid by the Underwriter to the Company shall be equal to   % of the principal amount thereof.

3.                               Delivery and Payment; Representations and Warranties and Covenants of the Underwriter.

(a)                                  Delivery of certificates for the Securities to be purchased by the Underwriter and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m. New York time, on March 15, 2006, or such other time and date not later than 1:30 p.m. New York time, on March 15, 2006 as the Underwriter shall designate by notice to the Company (the time and date of any such closing is called the “Closing Date”).

(b)                                 Public Offering of the Securities. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Disclosure Package and the Prospectus, the portion of the Securities as soon after this Agreement has been executed that the Underwriter, in its sole judgment, has determined is advisable and practicable.

(c)                                  Payment for the Securities. Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

(d)                                 Delivery of the Securities. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(e)                                  Delivery of Prospectus to the Underwriter. Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall reasonably request.

4.                               Covenants. The Company and the Notes Guarantors covenant and agree with the Underwriter as follows:

(a)                                  Underwriter Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b)                                 Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)                                  Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

(d)                                 Final Term Sheet. The Company will prepare a final term sheet containing a description of the Notes, including the price at which the Notes are to be sold to the public, and such other information as may be required or necessary to include therein, substantially in the form attached hereto as Annex B, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)                                  Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, such consent not unreasonably to be withheld, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by the Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Underwritten Securities or their offering, (ii) information that describes the final terms of the Underwritten Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(d) or (iii) information permitted under Rule 134 under the Securities Act; provided that the Underwriter covenants with the Company not to take any action without the Company’s prior consent (which consent shall be confirmed in writing) that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f)                                    Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Security Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g)                                 Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Underwriter may request.

(h)                                 Copies of the Registration Statements and the Prospectus. The Company will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Underwriter may reasonably request.

(i)                                     Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Underwriter and consented to by the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment;

(j)                                     Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k)                                  DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(l)                                     Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2006  that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(m)                               Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

5.                               Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriter, (iii) all fees and expenses of the Company’s and the Notes Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriter and dealers, this Agreement, the Indenture, the DTC Agreement and the Securities and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriter (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriter in connection with the review by the NASD, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement counsel, (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xii) all reasonable and documented fees and disbursements of counsel to the Underwriters up to an aggregate maximum of $250,000 in connection with both the Offering and the Tender Offer and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, and Section 8 hereof, the Underwriter will pay all of their own costs and expenses, including the fees and expenses of their counsel in excess of the amount set forth in clause (xii) above.

6.                               Conditions to the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each Notes Guarantor herein are, at and as of the Closing Date, true and correct, the condition that the Company and each Notes Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, covering the financial information in the Disclosure Package and other customary information.

(b)                                 Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i)                  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)               the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)            no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and

(iv)           the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)                                  No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                  in the judgment of the Underwriter there shall not have occurred any Material Adverse Change; and

(ii)               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)                                 Opinions of Counsel for the Company. On the Closing Date, the Underwriter shall have received the favorable opinion of (i) Gibson, Dunn and Crutcher LLP, counsel for the Company, dated as of such Closing Date, substantially to the effect as set forth in Exhibit A-1, (ii) Keith D. Ross, General Counsel for the Company, dated as of such Closing Date, substantially to the effect as set forth in Exhibit A-2; and (iii) Bass, Berry & Sims PLC, special Tennessee counsel for the Company, dated as of such Closing Date, substantially to the effect as set forth in Exhibit A-3.

(e)                                  Opinion of Counsel for the Underwriter. On the Closing Date, the Underwriter shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriter, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                    Officers’ Certificate. On the Closing Date, the Underwriter shall have received a written certificate executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 6, and further to the effect that:

(i)                  for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii)               the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)            the Company has complied, in all material respects, with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)                                 Bring-down Comfort Letter. On the Closing Date, the Underwriter shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(h)                                 The Securities and the Indenture shall be executed by the Company, or the Notes Guarantors, as the case may be, in substantially the form previously delivered to you; and

(i)                                     At the Closing Date, the Company and the Notes Guarantors shall have furnished counsel for the Company, the Notes Guarantors or the Underwriter, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

(j)                                     Concurrently with the closing of the sale of the Notes, the Company shall have accepted for purchase all 81/2 % Notes validly tendered on or prior to the Consent Payment Deadline (as defined in the Tender Offer “Offer to Purchase”) and not withdrawn; provided that the conditions to the Tender Offer have been either satisfied or waived.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9 and Section 12 shall at all times be effective and shall survive such termination.

7.                              Reimbursement of Underwriter’s Expenses.

(a)                                  If this Agreement is terminated by the Underwriter pursuant to Section 6 or Section 10(a)(i) or (iv), or if the sale to the Underwriter of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8.                               Indemnification.

(a)                                  Indemnification of the Underwriter. The Company and the Notes Guarantors agree to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company and the Notes Guarantors, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or one of the Notes Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third, eighth, and tenth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Banc of America Securities LLC in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

9.                               Contribution.

(a)                                  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Notes Guarantors, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Notes Guarantors, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Notes Guarantors, each officer of the Company and the Notes Guarantors who signed the Registration Statement and each person, if any, who controls the Company and the Notes Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantors.

10.                         Termination of this Agreement.

(a)                                  Prior to the Closing Date this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, Inc.; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter and the Underwriter pursuant to Sections 5 and 7 hereof or (b) the Underwriter to the Company.

11.                         No Advisory or Fiduciary Responsibility.

(a)                                  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

12.                         Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of the Underwriter, or any person controlling the Underwriter, (B) acceptance of the Securities and payment for them hereunder. The provisions of Sections 7, 8, 9 and 12 hereof shall survive the termination or cancellation of this Agreement.

13.                         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Facsimile:  (212) 901-7897
Attention:  Legal Department

If to the Company:

Alliant Techsystems Inc.

5050 Lincoln Drive

Edina, MN 55436-1097

Facsimile: (952)351-3033
Attention:  Keith D. Ross

Any party hereto may change the address for receipt of communications by giving written notice to the others.

14.                         Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of (i) the Company and the Notes Guarantors, their directors, any person who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriter, the officers, directors, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

15.                         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.                         Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

17.                         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This

Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ALLIANT TECHSYSTEMS INC.

By:	Eric Rangen
	Name:	Eric Rangen
	Title:	Executive Vice President and Chief Financial Officer

Guarantors

ATK COMMERCIAL AMMUNITION COMPANY INC.
ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.
ATK MISSILE SYSTEMS COMPANY LLC
ATK ORDNANCE AND GROUND SYSTEMS LLC
ATK SPACE SYSTEMS INC.
ATK TACTICAL SYSTEMS COMPANY LLC
ATK THIOKOL INC.
ALLIANT AMMUNITION SYSTEMS COMPANY LLC
ALLIANT AMMUNITION AND POWDER COMPANY LLC
ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC
ALLIANT SOUTHERN COMPOSITES COMPANY LLC
AMMUNITION ACCESSORIES INC.
COMPOSITE OPTICS, INCORPORATED
FEDERAL CARTRIDGE COMPANY
GASL, INC.
MICRO CRAFT INC.
MISSION RESEARCH CORPORATION

NEW RIVER ENERGETICS, INC.

All by:	Eric Rangen
Name:	Eric Rangen
Title:	Chairman and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Stephan Jaeger
Name: Stephan Jaeger
Title: Managing Director

SCHEDULE A

Notes Guarantors

ATK Commercial Ammunition Company Inc.

ATK Commercial Ammunition Holdings Company Inc.

ATK Missile Systems Company LLC

ATK Ordnance And Ground Systems LLC

ATK Space Systems Inc.

ATK Tactical Systems Company LLC

ATK Thiokol Inc.

Alliant Ammunition Systems Company LLC

Alliant Ammunition And Powder Company LLC

Alliant Lake City Small Caliber Ammunition Company LLC

Alliant Southern Composites Company LLC

Ammunition Accessories Inc.

Composite Optics, Incorporated

Federal Cartridge Company

GASL, Inc.

Micro Craft Inc.

Mission Research Corporation

New River Energetics, Inc.

SCHEDULE B

Issuer Free Writing Prospectuses

Form of Final Term Sheet

Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus Supplement dated

March 6, 2006

Registration No. 333-132178

March 6, 2006

ALLIANT TECHSYSTEMS INC.

$400,000,000 [ ]% Senior Subordinated Notes due 2016

Issuer:	Alliant Techsystems Inc.

Principal Amount:	$400,000,000

Title of Securities:	[ ]% Senior Subordinated Notes due 2016

Final Maturity Date:	[ ], 2016

Public Offering Price:	100.000%

Gross Proceeds:	$400,000,000

Underwriting Commission:	$[ ],000,000

Net Proceeds to Issuer before Expenses:	$[ ],000,000

Net Proceeds to Issuer after Expenses	$[ ],000,000

Coupon:	[ ]%

Yield:	[ ]%

Interest Payment Dates:	[ ] and [ ]

Record Dates:	[ ] and [ ]

First Interest Payment Date:	[ ], 2006

Equity Clawback:	At any time prior to [ ], 2009, at a redemption price of [ ]%

Optional Redemption:	Commencing on or after [ ], 2011, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest:

B-1

	Year	Price

	2011	[ ]	%
	2012	[ ]	%
	2013	[ ]	%
	2014 and thereafter	100.000%

Make Whole Redemption:	At any time prior to [ ], 2011, at Treasury Rate plus 50 basis points.

Trade Date:	March 6, 2006

Settlement Date:	March 15, 2006 (T+ 7)

Form of Offering:	SEC Registered (Registration Statement No. 333-132178)

Book Runner:	Banc of America Securities LLC

Estimated Expenses of Offering to Be Paid By Issuer	$[ ]

Estimated Fees and Expenses of Underwriter to Be Paid by Issuer	$[250,000]

Allocation:

	Name	Principal Amount of Notes to Be Purchased

	Banc of America Securities LLC	$	[ ],000,000
	Total	$	[ ],000,000

CUSIP:	[ ]

ISIN:	[ ]

Listing:	None

We expect that delivery of the notes will be made against payment therefore on or about March 15, 2006, which will be the 7th business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T + 7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, or Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the notes initially will settle T + 7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next three succeeding business days should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by sending an email to dg.prospectus_distribution@bofasecurities.com or calling toll-free 1-800-294-1322.

B-2

ANNEX A

List of Subsidiaries

ATK Thiokol Inc.

Alliant Lake City Small Caliber Ammunition Company LLC

ATK Ordnance and Ground Systems LLC